Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

COEUR MINING, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt securities	Rule 456(b) and Rule 457(r) (2)	(4)	(4)	(4)	(3)	(3)
	Equity	Common stock, par value $0.01 per share	Rule 456(b) and Rule 457(r) (2)	(4)	(4)	(4)	(3)	(3)
	Equity	Preferred stock, $1.00 per share	Rule 456(b) and Rule 457(r) (2)	(4)	(4)	(4)	(3)	(3)
	Other	Depositary shares, no par value	Rule 456(b) and Rule 457(r) (2)	(4)	(4)	(4)	(3)	(3)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r) (2)	(4)	(4)	(4)	(3)	(3)
	Other	Gurantees (1)	Rule 456(b) and Rule 457(r) (2)	(4)	(4)	(4)	(3)	(3)
	Other	Units (2)	Rule 456(b) and Rule 457(r) (2)	(4)	(4)	(4)	(3)	(3)
	Other	Warrants	Rule 456(b) and Rule 457(r)(2)	(4)	(4)	(4)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due

(1)	No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(4)
The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The proposed maximum offering price will be determined from time to time in connection with an issuance of securities hereunder.